Exhibit 99

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Form 10-K	Earnings Release	Form 10-K	Earnings Release
	(in thousands)
Net income attributable to Acadia Healthcare Company, Inc.	$34,566	$41,557	$112,554	$119,545
Income from discontinuing operations, net of income taxes	(28)	(28)	(111)	(111)
Net loss attributable to noncontrolling interests	(614)	(614)	(1,078)	(1,078)
Provision for income taxes	18,594	11,603	53,388	46,397
Interest expense, net	28,810	28,810	106,742	106,742
Depreciation and amortization	18,630	18,630	63,550	63,550

EBITDA	99,958	99,958	335,045	335,045
Adjustments:
Equity-based compensation expense (a)	5,896	5,896	20,472	20,472
Debt extinguishment costs (b)	839	839	10,818	10,818
Loss on foreign currency derivatives (c)	—	—	1,926	1,926
Transaction-related expenses (d)	5,156	5,156	36,571	36,571

Adjusted EBITDA	$111,849	$111,849	$404,832	$404,832

See footnotes.

Acadia Healthcare Company, Inc.

Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to

Net Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Form 10-K	Earnings Release	Form 10-K	Earnings Release
	(in thousands, except per share amounts)
Net income attributable to Acadia Healthcare Company, Inc.	$34,566	$41,557	$112,554	$119,545
Income from discontinuing operations, net of income taxes	(28)	(28)	(111)	(111)
Provision for income taxes	18,594	11,603	53,388	46,397

Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	53,132	53,132	165,831	165,831
Adjustments to income from continuing operations:
Debt extinguishment costs (b)	839	839	10,818	10,818
Loss on foreign currency derivatives (c)	—	—	1,926	1,926
Transaction-related expenses (d)	5,156	5,156	36,571	36,571
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(16,834)	(16,834)	(62,392)	(62,392)

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$42,293	$42,293	$152,754	$152,754
Weighted-average shares outstanding - diluted	71,145	71,145	68,391	68,391
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.59	$0.59	$2.23	$2.23

See footnotes.

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this report, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this report because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a)	Represents the equity-based compensation expense of Acadia.

(b)	Represents debt extinguishment costs related to the repayment of $97.5 million of the Company’s 12.875% Senior Notes due 2018, including a prepayment premium of $7.5 million and the write-off of $3.3 million of deferred financing costs.

(c)	Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K. during 2015 and in July 2014.

(d)	Represents transaction-related expenses incurred by Acadia related to acquisitions.

(e)	Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 28.5% and 27.9% for the three months ended December 31, 2015 and 2014, respectively, and 29.0% and 31.7% for the year ended December 31, 2015 and 2014, respectively.